Exhibit 4.3

FORM OF OPTION AGREEMENT

This Option Agreement is entered into between New Horizon Aircraft Ltd. (the “Company”) and the Participant named below, pursuant to the Company’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.	(the “Grant Date”),

2.	(the “Participant”)

3.	was granted options (“Options”) to purchase common shares of the Company (each, a “Share”), in accordance with the terms of the Plan, which Options will bear the following terms:

(a)	Exercise Price and Expiry. Subject to the vesting conditions specified below, the Options will be exercisable by the Participant at a price of CAD$[●] per Share (the “Option Price”) at any time prior to expiry on [●] (the “Expiration Date”).

(b)	Vesting; Time of Exercise. Subject to the terms of the Plan, the Options shall vest and become exercisable as follows:

Number of Options	Vested On

If the aggregate number of Shares vesting in a tranche set forth above includes a fractional Share, aggregate number of Shares will be rounded down to the nearest whole number of Shares. Notwithstanding anything to the contrary herein, the Options shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. Options are denominated in Canadian dollars (CAD$).

4.	The Options shall be exercisable only by delivery to the Company of a duly completed and executed notice in the form attached to this Option Agreement (the “Exercise Notice”), together with (i) payment of the Option Price for each Share covered by the Exercise Notice, and (ii) payment of any withholding taxes as required in accordance with the terms of the Exercise Notice. Any such payment to the Company shall be made by certified cheque or wire transfer in readily available funds.

5.	Subject to the terms of the Plan, the Options specified in an Exercise Notice shall be deemed to be exercised upon receipt by the Company of such written Exercise Notice, together with the payment of all amounts required to be paid by the Participant to the Company pursuant to paragraph 4 of this Option Agreement.

6.	To the extent the Participant is entitled to a Cashless Exercise Right in respect of all or any portion of the Options granted pursuant to this Option Agreement, such Cashless Exercise Right shall be exercisable only by delivery to the Company of a duly completed and executed Exercise Notice specifying the Participant’s intention to surrender such Options to the Company pursuant to such Cashless Exercise Right, together with payment of any withholding taxes as required by the Company. Any such payment to the Company shall be made by certified cheque or wire transfer in readily available funds.

7.	The Participant hereby represents and warrants (on the date of this Option Agreement and upon each exercise or surrender of Options) that:

(a)	the Participant has not received any offering memorandum, or any other documents (other than annual financial statements, interim financial statements or any other document the content of which is prescribed by statute or regulation, other than an offering memorandum) describing the business and affairs of the Company that has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Shares;

(b)	the Participant is acquiring the Shares without the requirement for the delivery of a prospectus or offering memorandum, pursuant to an exemption under applicable securities legislation and, as a consequence, is restricted from relying upon the civil remedies otherwise available under applicable securities legislation and may not receive information that would otherwise be required to be provided to it;

(c)	the Participant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and does not desire to utilize a registrant in connection with evaluating such merits and risks;

(d)	the Participant acknowledges that an investment in the Shares involves a high degree of risk, and represents that it understands the economic risks of such investment and is able to bear the economic risks of this investment;

(e)	the Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the exercise (or termination upon exercise of the Cashless Exercise Right) of any Options, as provided in Section 8.2 of the Plan;

(f)	this Option Agreement constitutes a legal, valid and binding obligation of the Participant, enforceable against him in accordance with its terms; and

(g)	the execution and delivery of this Option Agreement and the performance of the obligations of the Participant hereunder will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares.

The Participant acknowledges that the Company is relying upon such representations and warranties in granting the Options and issuing any Shares upon exercise thereof.

8.	The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this Option Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this Option Agreement, and (c) hereby accepts these Options subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this Option Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this Option Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

9.	This Option Agreement and the terms of the Plan incorporated herein (with the Exercise Notice, if the Option is exercised or surrendered to the Company pursuant to a Cashless Exercise Right) constitutes the entire agreement of the Company and the Participant (collectively the “Parties”) with respect to the Options and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This Option Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia. Should any provision of this Option Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10.	In accordance with Section 8.4(5) of the Plan, if the Options and the underlying Shares are not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, the Options may not be exercised in the “United States” or by “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to Option holders in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

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IN WITNESS WHEREOF the Company and the Participant have executed this Option Agreement as of ________ , 20__.

NEW HORIZON AIRCRAFT LTD.

Per:
Authorized Signatory

EXECUTED by [●] in the presence of:	)
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Signature	)
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Print Name	)	[NAME OF PARTICIPANT]
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Address	)
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Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your Options.

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